Exhibit 10-g

5-27-03

TERMINATION OF MEMORANDUM OF GROUND LEASE

THIS TERMINATION OF MEMORANDUM OF GROUND LEASE (this “Termination”) is made this 17th day of July, 2003, by and between ADC TELECOMMUNICATIONS, INC., a Minnesota corporation, as landlord (“Landlord”), and LEASE PLAN NORTH AMERICA, INC., an Illinois corporation, not in its individual capacity, except as otherwise expressly stated herein, but solely as Agent Lessor, as tenant (“Tenant”).

RECITALS

A.                                   Landlord and Tenant entered into the Memorandum of Ground Lease (“Memorandum”) dated as of October 22, 1999, recorded and filed with the Office of the Registrar of Titles, Hennepin County, Minnesota, on October 28, 1999, as Document No. 3219721.  The Memorandum evidenced an unrecorded Ground Lease dated as of October 22, 1999 (“Ground Lease”), between Landlord, as landlord, and Tenant, as tenant, which Ground Lease covered the real property described as Lot 1, Block 1, Technology Campus 3rd Addition, Hennepin County, Minnesota.

B.                                     Landlord and Tenant wish to terminate the Ground Lease and the Memorandum.

AGREEMENT

NOW, THEREFORE, in consideration of this Termination and other consideration, the receipt and sufficiency of which the parties hereto acknowledge, the parties hereto agree as follows:

1.                                       The above Recitals are incorporated herein by reference as if fully set forth herein.

2.                                       The Ground Lease and the Memorandum are hereby terminated and are null, void, and of no force or effect.  Landlord and Tenant release all rights and interests they have under the Ground Lease and the Memorandum.

3.                                       This Termination may be signed separately in counterparts which, when taken together, shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have set their hands as of the date first written above.

LANDLORD:

ADC TELECOMMUNICATIONS, INC.

By:	/s/ Gokul V. Hemmady
Its:	Vice President, Controller and Treasurer

TENANT:

LEASE PLAN NORTH AMERICA, INC., not in its individual capacity except as expressly stated herein but solely as Agent Lessor

By:	/s/ Blake J. Lacher
Its:	Vice President

LEASE PLAN NORTH AMERICA, INC., not in its individual capacity except as expressly stated herein but solely as Agent Lessor

By:	/s/ Elizabeth R. McClellan
Its:	Vice President

STATE OF MINNESOTA	)
) ss.
COUNTY OF HENNEPIN	)

The foregoing instrument was acknowledged before me this 15th day of July, 2003, by Gokul V. Hemmady, the Vice President, Controller and Treasurer of ADC TELECOMMUNICATIONS, INC., a Minnesota corporation, on behalf of the corporation.

/s/ Carrie A. Neiburg
Notary Public

STATE OF Illinois	)
) ss.
COUNTY OF Cook	)

The foregoing instrument was acknowledged before me this 15th day of July, 2003, by Blake J. Lacher, the Vice President of LEASE PLAN NORTH AMERICA, INC., an Illinois corporation, on behalf of the corporation, not in its individual capacity except as expressly stated herein but solely as Agent Lessor.

/s/ Renee M. Field
Notary Public

STATE OF Illinois	)
) ss.
COUNTY OF Cook	)

The foregoing instrument was acknowledged before me this 15th day of July, 2003, by Elizabeth R. McClellan, the Vice President of LEASE PLAN NORTH AMERICA, INC., an Illinois corporation, on behalf of the corporation, not in its individual capacity except as expressly stated herein but solely as Agent Lessor.

/s/ Renee M. Field
Notary Public

This instrument was drafted by, and after recording
return to:

Dorsey & Whitney LLP (JLTIII)
50 South Sixth Street
Suite 1500
Minneapolis, MN 55402-1498